                                                                       EX-99.p.1


                                CODE OF ETHICS

                                      OF

                          BRINSON RELATIONSHIP FUNDS


PREAMBLE
--------

     This Code of Ethics (the "Code") is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain affiliated persons, including any officer or trustee of Brinson Relationship Funds (the "Fund"), in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:/1/

     (1)  To employ a device, scheme or artifice to defraud the Fund;

     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they are made, not misleading;

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

The Rule also requires that each of the Fund, Brinson Partners, Inc., as the investment advisor to the Fund, and the Fund's principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any conduct prohibited by the above standards, and that each entity use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

     Set forth below is the Code of Ethics adopted by the Board of Trustees (the "Board") of the Fund in compliance with the Rule. The Code is based upon the principle that the trustees and officers of the Fund, and certain affiliated persons of the Fund and its investment advisor (together, "Covered Persons"), owe a fiduciary duty to, among others, the shareholders of the Fund to conduct the Covered Persons' affairs, including their personal securities transactions, in a manner to avoid (i) serving the Covered Persons' own personal interests ahead of the interests of shareholders; (ii) taking inappropriate advantage of the Covered Persons' positions with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of the Covered Persons' positions of trust and responsibility.

--------------------------
     /1/A security is deemed to be a "security held or to be acquired" if, within the most recent 15 days, the security (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or its investment advisor for purchase by the Fund.

     1.   DEFINITIONS
          -----------

For the purposes of this Code:

     (a) "Access Person" means any trustee, officer or Advisory Person of the Fund.

     (b) "Advisory Person" means (i) any employee of the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) any natural person in a control relationship to the Fund who regularly obtains current information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund; and (iii) any Investment Personnel as defined in subparagraph (d) below.

     (c) "Covered Security" means a "security" as defined in Section 2(a)(36) of the Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by registered open-end investment companies.

     (d) "Investment Personnel" means (i) all members of the staff of the Fund and of the investment advisor to the Fund, including all officers, directors, managing partners, partners and associates of the investment advisor to the Fund, and (ii) any natural person who controls the Fund or the investment advisor to the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (e) "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

     Unless otherwise noted, capitalized terms that are not defined in this Code shall have the meanings assigned to such terms in the Rule.

     2.   PROHIBITED TRANSACTIONS
          -----------------------

          (a) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of the Rule, as described in the Preamble to this Code.

          (b) The Integrity Policy of Brinson Partners, Inc., effective January 1, 2000, as amended from time to time (the "Integrity Policy"), is incorporated herein by reference and is attached as Exhibit B to the Code. No Advisory Person shall engage in any act, practice or course of conduct that would violate the Integrity Policy. In the event of any conflicts between the provisions of this Code and of the Integrity Policy, the terms of this Code shall govern.

     3.   COMPLIANCE PROCEDURES
          ---------------------

          (a)  Pre-clearance
               -------------

          To ensure compliance with this Code, all Access Persons must receive prior approval from the compliance officer of the investment advisor (the "Compliance Officer") or other officer designated by the Board before purchasing or selling any Covered Securities.

          (b)  Reporting Requirements
               ----------------------

               (i) Every Access Person shall report to the Compliance Officer the information requested on Exhibits A-1 through A-3 to this Code with respect to transactions and holdings in any Covered Security in which such Person has, or by reason of any transaction acquires, any direct or indirect beneficial ownership in the Covered Security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such Access Person does not have any direct or indirect influence.

               (ii) Initial holdings reports required to be made under this subparagraph (b)(ii) shall be made no later than 10 days after the person submitting the report becomes an Access Person. Each such Access Person shall make a report on the form attached hereto as Exhibit A-1, or on any other form that contains the following information:

                      (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                      (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                      (C) the date that the report was submitted by the Access Person.

               (iii) Each trustee who is not an "interested person" of the Fund, as such term is defined in the Act, need only report a transaction in a Covered Security if such trustee, at the time of that transaction, knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately before or after the trustee's transaction, such Covered Security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or by its investment advisor. Such reports will include the information described in Exhibit A-2.

               (iv) Quarterly transaction reports required to be made under this subparagraph (b)(iv) shall be made no later than 10 days after the end of a calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit A-2, or on any other form that contains the following information:

                      (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                      (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (C) the price of the Covered Security at which the transaction was effected;

                      (D) the name of the broker, dealer or bank with or through which the transaction was effected; and

                      (E) the date that the report was submitted by the Access Person.

                      Such quarterly transaction report shall also include, with respect to any account established by an Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information:

                      (A) the name of the broker, dealer or bank with whom the Access Person established the account; and

                      (B)  the date the account was established.

               (v) Annual holdings reports required to be made under this subparagraph (b)(v) shall be made annually. The information, which must be current as of a date no more than 30 days before the report is submitted, must be made on the form attached hereto as Exhibit A-3, or on any other form that contains the following information:

                      (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                      (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person; and

                      (C) the date that the report was submitted by the Access Person.

               (vi) Any report submitted pursuant to this paragraph (b) may contain a statement that the report will not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

               (vii) No quarterly transaction report required to be made under this paragraph (b) by an Access Person shall be required to be submitted if such Access Person is required to file a substantially similar report with the investment advisor to the Fund. No Access Person shall be required to submit a quarterly transaction report under this paragraph (b) if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund or the Fund's investment advisor, and such broker trade confirmations or account statements contain all of the information required by subparagraph (b)(iv) of this Code.

               (viii) The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such Access Person upon request.

          4.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES
               ------------------------------------------------

               (a) The Compliance Officer shall promptly report to the Board all apparent violations of this Code and the reporting requirements thereunder.

               (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board under paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), the Compliance Officer may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board.

               (c) The Board, or a Committee of Trustees created by the Board for the purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

          5.   ANNUAL REPORTING TO THE BOARD OF TRUSTEES
               -----------------------------------------

               The Compliance Officer shall furnish to the Board, no less frequently than annually, a written report relating to this Code that:

               (a) describes any issues arising under the Code or the related procedures since the last report to the Board, including but not limited to, information about material violations of the Code or the related procedures and sanctions imposed in response to such material violations;

               (b) certifies that the Fund and the Fund's investment advisor have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

               (c) identifies any recommended changes in the existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices or developments in applicable laws or regulations.

          6.   SANCTIONS
               ---------

               Upon discovering a violation of this Code, the Board may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

          7.   RETENTION OF RECORDS
               --------------------

               This Code (as well as any other code of ethics that was in effect within the past five years), a list of all persons required to make reports hereunder from time to time, a list of all persons responsible for reviewing reports submitted pursuant to this Code from time to time, a copy of each report made (or any information provided in lieu of a quarterly report) by an Access Person hereunder, each memorandum prepared by the Compliance Officer hereunder, each written report submitted to the Board relating to the Code, a record of any violation of this Code and any action taken as a result of such violation, and all other information designated in the Rule shall be maintained by the Fund as required under the Rule.




Dated: February 21, 1995, as amended August 24, 1998 and February 28, 2000.

                                 Exhibit A-1

                          BRINSON RELATIONSHIP FUNDS

                           Initial Holdings Report

     To the Compliance Officer of Brinson Relationship Funds (the "Fund"):

     As of ___________, _______, the date that I became an Access Person, I had a direct or indirect beneficial ownership in the following Covered Securities, which are required to be reported pursuant to the Code of Ethics adopted by the
Fund:

======================================================================================================================
                                                          PRINCIPAL AMOUNT
  COVERED                      NUMBER OF                     OF COVERED                    BROKER/DEALER OR BANK
  SECURITY                      SHARES                        SECURITY                   WITH WHOM ACCOUNT IS HELD
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
======================================================================================================================


     This report (i) excludes Covered Securities with respect to which I had no direct or indirect influence or control, (ii) other securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve the Fund, such as the existence of any economic relationship between the Covered Securities reported above and any securities held or to be acquired by the Fund or any of its series.



Dated:                                  Signature:
       ---------------------                       -----------------------------
                                        Print Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------

                                        Employer's Name:
                                                         -----------------------

                                  Exhibit A-2

                          BRINSON RELATIONSHIP FUNDS

                   Quarterly Securities Transactions Report
            For the Calendar Quarter Ended: ______________________


     To the Compliance Officer of Brinson Relationship Funds (the "Fund"):

     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and that are required to be reported pursuant to the Code of Ethics adopted by the Fund:

==================================================================================================================================
                                     INTEREST                                                                          BROKER
                                     RATE AND                                            NATURE OF                     OR BANK
                                     MATURITY         NUMBER         PRINCIPAL          TRANSACTION                    THROUGH
   COVERED         DATE OF           DATE (IF           OF           AMOUNT OF        (Purchase, Sale,                   WHOM
  SECURITY       TRANSACTION       APPLICABLE)        SHARES        TRANSACTION          Other)            PRICE       EFFECTED
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
==================================================================================================================================

     During the quarter referred to above, I have established and/or maintained the following accounts in which the Covered Securities identified above were held:

          ==================================================================================
                BROKER/DEALER OR BANK WITH                   DATE UPON WHICH ACCOUNT WAS
               WHOM ACCOUNT WAS ESTABLISHED                         ESTABLISHED
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------
          ==================================================================================

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve the Fund, such as the existence of any economic relationship between the transactions reported above and any securities held or to be acquired by the Fund or any of its series.



Dated:                                  Signature:
       -----------------                           -----------------------------
                                        Print Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------

                                        Employer's Name:
                                                         -----------------------

                                  Exhibit A-3

                          BRINSON RELATIONSHIP FUNDS

                            Annual Holdings Report

                         For the Annual Period Ended:

     To the Compliance Officer of Brinson Relationship Funds (the "Fund"):

     During the twelve-month period referred to above, I had a direct or indirect beneficial ownership in the following Covered Securities, which are required to be reported pursuant to the Code of Ethics adopted by the Fund:

======================================================================================================================
                                                        PRINCIPAL AMOUNT
     COVERED              NUMBER OF                       OF COVERED                       BROKER/DEALER OR BANK
    SECURITY               SHARES                         SECURITIES                     WITH WHOM ACCOUNT IS HELD
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
======================================================================================================================

     This report (i) excludes Covered Securities with respect to which I had no direct or indirect influence or control, (ii) other securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve the Fund, such as the existence of any economic relationship between the Covered Securities reported above and any securities held or to be acquired by the Fund or any of its series.



Dated:                               Signature:
       ----------------------                   --------------------------------
                                     Print Name:
                                                 -------------------------------
                                     Title:
                                            ------------------------------------

                                     Employer's Name:
                                                      --------------------------